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Exhibit 10.12

Exhibit C

NON-NEGOTIABLE PROMISSORY NOTE

$35,000,000.00	May 5, 2011

FOR VALUE RECEIVED, the undersigned, WellCare Health Plans, Inc., a Delaware corporation whose corporate offices are located at 8735 Henderson Road, Renaissance 1, Tampa, Florida 33634 (the "Maker"), hereby promises to pay to an Escrow Agent to be designated by Lead Counsel on behalf of Lead Plaintiffs (the "Payee"), the principal sum of thirty-five million dollars ($35,000,000.00), in accordance with the terms and provisions of this Promissory Note (the "Note").

1. Purpose of This Note; Defined Terms. This Note is executed and delivered pursuant to the terms of a Stipulation and Agreement of Settlement (the "Stipulation") filed in the case of Eastwood Enterprises, LLC v. Farha, et al., pending in the United States District Court for the Middle District of Florida, Tampa Division (Case No. 8:07-cv-1940-VMC-EAJ). All capitalized terms herein shall have the same meaning as set forth in the Stipulation unless otherwise defined herein.

2. Due Date. The outstanding principal balance of this Note shall be due and payable in full on July 31, 2011 (the "Due Date"). On or before July 28, 2011, Lead Counsel shall designate to Maker the specific Escrow Agent and Escrow Account to which payment is to be made. This Note may be prepaid without penalty or interest.

(a)  Default. The occurrence of any one or more of the following events or conditions (each an "Event of Default") constitutes a default hereunder:

(i)	the Maker's failure to make payment in full on or before the Due Date.
(ii)	the Maker's insolvency, general assignment for the benefit of creditors, or the commencement by or against the Maker of any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of the Maker's debts under any law relating to bankruptcy, insolvency, or reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for the Maker or for all or any substantial part of the Maker's assets which, in the case of involuntary proceedings, has not been withdrawn or dismissed within 60 days after the filing thereof.

                              (b) If an Event of Default shall occur, the entire unpaid principal amount of this Note shall accelerate and become immediately due and payable without presentment, demand, protest, or notice of any kind whatsoever including, but not limited to, notice of dishonor, nonpayment, and maturity, all of which are hereby expressly waived, and interest thereon shall accrue at the rate and pursuant to the method set forth in 28 USC §1961 until all sums due are paid.

3. Maker's Representations and Warranties. The Maker hereby represents and warrants on the date hereof that:

(a) the Maker is not subject to regulation under any law or to any restriction under its organizational documents or under any contract to which the Maker is a party, breach of which would have a material adverse effect on the Maker, that limits the Maker's ability to incur indebtedness under this Note.

                   4. Maker's Waivers and Consents.

                              (a) The Maker hereby assents to any indulgence or any extension of the time for payment granted or permitted by the Payee.

                              (b) The Maker hereby waives presentment, demand, protest, and notice of any kind whatsoever in connection with the delivery, acceptance, performance, and enforcement of this Note.

                              (c) THE OBLIGATIONS OF THE MAKER TO PAY PRINCIPAL AND INTEREST AS PROVIDED IN THIS NOTE ARE ABSOLUTE AND UNCONDITIONAL, AND ARE (I) NOT SUBJECT TO ANY DEFENSE OR ANY RIGHT OF SET-OFF, RECOUPMENT, COUNTERCLAIM OR DEDUCTION OF ANY KIND WHICH MAY OTHERWISE BE AVAILABLE TO THE MAKER AND (II) WITHOUT ANY RIGHT OF SUSPENSION, DEFERMENT, OR REDUCTION THE MAKER MIGHT OTHERWISE HAVE AT LAW OR IN EQUITY AGAINST THE CLASS OR ANY CLASS MEMBER, THE PAYEE OR ANY OTHER HOLDER OF THIS NOTE. THE MAKER HEREBY WAIVES THE RIGHT TO ASSERT ANY SUCH DEFENSE (OTHER THAN ACTUAL PAYMENT OF THIS NOTE) OR OTHER RIGHT IN ANY ACTION OR PROCEEDING TO ENFORCE THIS NOTE.

5. Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither the Maker nor the Payee may, without the prior written consent of the other party, assign any right, duty or obligation hereunder. Payee may not negotiate this Note without the prior written consent of the Maker.

6. Voidable Event. This Note shall terminate and be rendered void and unenforceable if the Stipulation is terminated pursuant to its terms.

7. Governing Law. The provisions of this Note shall be governed and construed according to the laws of Florida.

8. JURISDICTION; WAIVER OF JURY TRIAL. ANY PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT AND DETERMINED UPON WRITTEN APPLICATION TO THE COURT IN THE ACTION, PURSUANT TO THE CONTINUING JURISDICTION

OF THE COURT AS SET FORTH IN THE JUDGMENT, AND IN NO OTHER FORUM. THE PARTIES HERETO HEREBY CONSENT TO THE JURISDICTION OF SUCH COURT AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COURT. PURSUANT TO THE CONTINUING JURISDICTION OF THE COURT, ANY SUCH PROCEEDING MAY BE BROUGHT BEFORE THE COURT BY NOTICE OF MOTION SERVED IN ACCORDANCE WITH THE FEDERAL RULES OF CIVIL PROCEDURE AND THE LOCAL RULES OF PRACTICE OR IN SUCH OTHER MANNER AND WITHIN SUCH OTHER TIME PERIODS AS THE COURT MAY DIRECT. BOTH PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. LEAD PLAINTIFFS SHALL HAVE THE RIGHT TO BRING ANY SUCH PROCEEDING ON BEHALF OF, AND FOR THE BENEFIT OF, THE CLASS.

                   9. Notices.

                              (a) All notices hereunder shall be in writing and shall either be hand delivered, with receipt therefor, or sent by FedEx or similar overnight courier, with receipt therefor, or by certified or registered mail, postage prepaid, return receipt requested, as follows:

If to Maker:	WellCare Health Plans, Inc. 8735 Henderson Road Renaissance 1, 3rd Floor Tampa, FL 33634 Attn: John Richter

With copy to:	Hogan Lovells US LLP 555 13th Street, NW Washington, DC 20004 Attn: George H. Mernick, III, Esq.

If to Payee:	Bernstein Litowitz Berger & Grossmann LLP
1285 Avenue of the Americas
New York, New York 10019
Attn: Steven B. Singer, Esq.

AND

Labaton Sucharow LLP
140 Broadway, 34th Floor
New York, New York 10005
Attn: Thomas Dubbs, Esq.

Notices shall be effective when received; provided, however, that if any notice sent by overnight courier or by certified or registered mail is returned as undeliverable, such notice shall be deemed effective when mailed or given to such courier.

                              (b) Any of the foregoing entities may change the address to which notices are to be delivered to it hereunder by giving written notice to the others as provided in this paragraph.

10. Severability. In the event that any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

IN WITNESS WHEREOF, Maker has executed this Note on this 5th day of May 2011.

MAKER: WellCare Health Plans, Inc.
By: /s/ Thomas Tran
Name: Thomas Tran Title: Chief Financial Officer

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